UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

FS INVESTMENT CORPORATION II

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

FS INVESTMENTS®

FSIC FUNDS EXPECT TO BEGIN PROXY SOLICITATION IN LATE JANUARY

→ SEE REVERSE FOR HOW YOU CAN VOTE, STARTING IN LATE JANUARY

HOW YOU CAN VOTE, STARTING IN LATE JANUARY:

BY MAIL
With proxy card
(Will be received in the mail)

BY PHONE
Live agent
833-868-3374
Automated recording
1-800-690-6903

BY COMPUTER
www.proxyvote.com

00204798

FINANCIAL ADVISOR EMAIL TEMPLATE FOR FSIC FUNDS PROXY VOTE

Subject line: Fund update: FSIC funds – upcoming proxy vote

Dear [Investor name],

I wanted to let you know of some changes that are being made to an investment in your portfolio that will require your approval.

FS Investments and KKR announced that they have entered into an agreement to create the largest business development company platform, with $18 billion in combined assets under management. KKR is a leading global investment firm with more than $153 billion in assets under management and 370 investment professionals (as of 9/30/2017).

To create this new partnership, FS Investment Corporation, FS Investment Corporation II, FS Investment Corporation III and FS Investment Corporation IV (the FSIC funds) are seeking stockholder approval of new investment advisor agreements.

You will receive a full proxy statement in the mail, including a proxy voting card, around the end of January 2018 with information related to this transition, which will require your attention. If you do not vote promptly by one of the options outlined below, you should expect to receive related phone calls from a proxy solicitation company until you complete your vote. The board of directors of each of the FSIC funds has recommended you vote in favor of the proposals in the proxy statement.

Here’s how you can vote once you receive the full proxy statement, including the proxy voting card:

1. By mail: With proxy card

2. By phone: With a live agent (1-833-868-3374) or automated recording (1-800-690-6903) or by scanning a mobile QR code

3. By computer: At www.proxyvote.com

You can also visit www.fsproxy.com/fsic-funds to learn more.

If you have any questions or would like to discuss the proposal further, please don’t hesitate to call me.

Best,

[Advisor name]

FORWARD-LOOKING STATEMENTS

This email may contain certain “forward-looking” statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, including statements with regard to future events or the future performance or operations of FS Investment Corporation, FS Investment Corporation II, FS Investment Corporation III and FS Investment Corporation IV (collectively, the “Funds”). Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy, risks associated with possible disruption to a Fund’s operations or the economy generally due to terrorism or natural disasters, future changes in laws or regulations and conditions in a Fund’s operating area, failure to obtain requisite stockholder approval for the Proposals (as defined below) set forth in the Proxy Statements (as defined below), failure to consummate the transactions contemplated by the agreement between FS Investments and KKR & Co. L.P. (“KKR”), and the price at which shares of FSIC’s common stock trade on the New York Stock Exchange. Some of these factors are enumerated in the filings the Funds made with the Securities and Exchange Commission (the “SEC”) and will also be contained in the Proxy Statements when such documents become available. The inclusion of forward-looking statements should not be regarded as a representation that any plans, estimates or expectations will be achieved. Any forward-looking statements speak only as of the date of this communication. Except as required by federal securities laws, the Funds undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This email relates to proposed new investment advisory agreements for the Funds (collectively, the “Proposals”). In connection with the Proposals, each Fund intends to file relevant materials with the SEC, including a proxy statement on Schedule 14A (each a “Proxy Statement”). This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. STOCKHOLDERS OF THE FUNDS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING ANY PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSALS. Investors and security holders will be able to obtain the documents filed with the SEC free of charge at the SEC’s website, www.sec.gov, from FS Investments’ website at www.fsinvestments.com and FS Investment Corporation’s website at www.fsinvestmentcorp.com.

PARTICIPANTS IN THE SOLICITATIONS

The Funds and their respective directors, executive officers and certain other members of management and employees, including employees of FS Investments, KKR and their respective affiliates, may be deemed to be participants in the solicitation of proxies from the stockholders of the Funds in connection with the Proposals. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Funds’ stockholders in connection with the Proposals will be contained in the Proxy Statements when such documents become available. These documents may be obtained free of charge from the sources indicated above.